UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 22, 2023, Apellis Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 3,174,603 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and, in lieu of Common Stock to investors who so choose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,380,956 shares of Common Stock (the “Warrant Shares”). All of the Shares and Pre-Funded Warrants are being sold by the Company. The price of the Shares to the public in the Offering is $63.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $60.0075 per share. The price of the Pre-Funded Warrants to the public is $62.9999 per Warrant Share, and the Underwriters have agreed to purchase the Pre-Funded Warrants from the Company pursuant to the Underwriting Agreement at a price of $60.0074 per Warrant Share. The closing of the Offering is expected to take place on or about February 27, 2023, subject to the satisfaction of customary closing conditions.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 833,333 shares of Common Stock (the “Additional Shares”), at the same price per share as the Shares.

The Company estimates that the net proceeds from the Offering will be approximately $333.0 million, or approximately $383.0 million if the Underwriters exercise in full their option to purchase Additional Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company believes that the net proceeds from this offering, together with its existing cash and cash equivalents, along with the cash anticipated to be generated from sales of EMPAVELI and SYFOVRE and the committed development reimbursement payments from Swedish Orphan Biovitrum AB (Publ), will enable the Company to fund its operating expenses and capital expenditure requirements into the first quarter of 2025. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than currently expected.

The Shares, the Pre-Funded Warrants (including the Warrant Shares) and any Additional Shares will be issued pursuant to a prospectus supplement dated February 22, 2023 and an accompanying base prospectus that form a part of the automatically effective registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC”) (File No. 333-269899) on February 22, 2023.

Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.0001 per Warrant Share. The exercise price and the number of Warrant Shares issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full. Under the Pre-Funded Warrants, neither the Company nor a holder may effect the exercise of any Pre-Funded Warrant, which, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates and certain related persons) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 14.99% upon 61 days’ notice to the Company.

In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, each Pre-Funded Warrant will automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement and Form of Pre-Funded Warrant are attached as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to each such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares, the Pre-Funded Warrants, the Warrant Shares and the Additional Shares is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On February 22, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated closing of the Offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement related to the Offering filed with the SEC on February 22, 2023, the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2023, and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 22, 2023, by and among the Company and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Evercore Group L.L.C.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release, dated February 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: February 24, 2023	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer